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                                                                      EXHIBIT 21


                  Subsidiaries of Insurance Auto Auctions, Inc.

                                                                Jurisdiction
                  Name                                        of Incorporation
                  ----                                        ----------------

Insurance Auto Auctions Corp. (wholly owned)                  Delaware